Press Release

RLJ Lodging Trust Reports Third Quarter 2017 Results

- Completed transformational merger with FelCor Lodging Trust

Bethesda, MD, November 8, 2017 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2017.

Highlights

•	Completed transformational merger with FelCor Lodging Trust

•	Net income of $4.1 million, includes $32.6 million of transaction costs

•	Pro forma RevPAR decreased 1.9%; adjusting for the disruption from Hurricanes Harvey and Irma, RevPAR would have decreased 1.1%

•	Pro forma Hotel EBITDA Margin of 33.1%

•	Pro forma Consolidated Hotel EBITDA of $159.0 million

“This transformative merger cements RLJ’s position as the leading lodging REIT focused on the most profitable hotel segments. During the third quarter, the FelCor assets provided RevPAR lift, further reaffirming the benefits of this merger,” commented Ross H. Bierkan, President and Chief Executive Officer. “We are excited by the multiple levers of value creation embedded in this newly expanded platform, including realizing synergies, selling non-core assets, optimizing our balance sheet, and reinvesting in our assets. We are extremely well positioned to continue to drive strong free cash flow and long-term shareholder value.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Net income for the three months ended September 30, 2017, decreased $37.3 million to $4.1 million, representing a 90.1% decrease over the comparable period in 2016. For the nine months ended September 30, 2017, net income decreased $57.1 million to $68.4 million, representing a 45.5% decrease over the comparable period in 2016. For the three and nine months ended September 30, 2017, net income included transaction costs of $32.6 million and $36.9 million, respectively, primarily related to the FelCor merger.

Pro forma RevPAR for the three months ended September 30, 2017, decreased 1.9% over the comparable period in 2016, driven by a Pro forma Occupancy decrease of 0.7% and a Pro forma ADR decrease of 1.2%. Adjusting for the disruption from Hurricanes Harvey and Irma, RevPAR would have decreased by only 1.1%. On a standalone basis for the RLJ and FelCor portfolios, Pro forma RevPAR for the three months ended September 30, 2017, would have decreased 2.3% and
1.4%, respectively. For the nine months ended September 30, 2017, Pro forma RevPAR decreased 1.7% over the comparable period in 2016, driven by a Pro forma Occupancy decrease of 0.9% and a Pro forma ADR decrease of 0.8%.

Pro forma Hotel EBITDA Margin for the three months ended September 30, 2017, decreased 137 basis points over the comparable period in 2016 to 33.1%. For the nine months ended September 30, 2017, Pro forma Hotel EBITDA Margin decreased 137 basis points over the comparable period in 2016 to 32.9%.

Pro forma Consolidated Hotel EBITDA for the three months ended September 30, 2017, decreased $9.6 million to $159.0 million, representing a 5.7% decrease over the comparable period in 2016. For the nine months ended September 30, 2017, Pro forma Consolidated Hotel EBITDA decreased $28.4 million to $469.5 million, representing a 5.7% decrease over the comparable period in 2016. For the three and nine months ended September 30, 2017, Pro forma Consolidated Hotel EBITDA includes $43.6 million and $158.2 million from the recently acquired FelCor hotels, respectively.

Adjusted FFO for the three months ended September 30, 2017, increased $1.1 million to $86.5 million, representing a 1.3% increase over the comparable period in 2016. For the nine months ended September 30, 2017, Adjusted FFO decreased $18.6 million to $239.7 million, representing a 7.2% decrease over the comparable period in 2016. For the three and nine months ended September 30, 2017, Adjusted FFO includes one month of operations from the FelCor hotels.

Adjusted FFO per diluted common share and unit for the three months ended September 30, 2017, decreased $0.08 to $0.61, representing an 11.6% decrease over the comparable period in 2016. For the nine months ended September 30, 2017, Adjusted FFO per diluted common share and unit decreased $0.24 to $1.84, representing an 11.5% decrease over the comparable period in
2016. The number of outstanding common shares and units in the quarter increased by 50.4 million common shares and 0.2 million units in connection with the Company's merger with FelCor.

Adjusted EBITDA for the three months ended September 30, 2017, increased $8.1 million to $108.3 million, representing an 8.1% increase over the comparable period in 2016. For the nine months ended September 30, 2017, Adjusted EBITDA decreased $12.4 million to $290.9 million, representing a 4.1% decrease over the comparable period in 2016. For the three and nine months ended September 30, 2017, Adjusted EBITDA includes one month of operations from the FelCor hotels.

Non-recurring items and other adjustments which were noteworthy for the three months ended September 30, 2017, include transaction costs of $32.6 million primarily related to the FelCor merger.

Non-recurring items are included in net income attributable to common shareholders but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables located in this press release.

Net cash flow from operating activities for the nine months ended September 30, 2017, totaled $207.3 million, compared to $250.4 million for the comparable period in 2016.

Impact from Hurricanes Harvey and Irma
The Company’s hotels in Texas all remained operational during Hurricane Harvey. As a result of Hurricane Irma, eight of the Company’s Florida hotels were temporarily closed in advance of the storm to comply with mandatory evacuation orders, reopening to guests shortly after their closures.

Hurricanes Harvey and Irma resulted in our properties experiencing total revenue displacement of approximately $4.5 million. Some properties did experience water intrusion and wind damage, however, none of the Company's properties sustained significant physical damage. The Company expects remediation costs to be approximately $5.0 million to $6.0 million. Due to the higher deductible required for named storms, the Company does not anticipate receiving insurance proceeds for physical damage.

Balance Sheet
On August 31, 2017, the Company amended its credit agreement, increasing its revolving loan capacity under its existing credit facility from $400.0 million to $600.0 million. The amended agreement modified and improved certain financial covenants and also contains an accordion feature that allows the Company to increase its availability to $750.0 million, subject to certain conditions.

As of September 30, 2017, the Company had $421.2 million of unrestricted cash on its balance sheet, $600.0 million available on its revolving credit facility, and $2.8 billion of debt outstanding.

The Company’s ratio of net debt to Adjusted EBITDA, pro forma for dispositions and the merger, for the trailing twelve month period ended September 30, 2017, was 4.1 times (excluding preferred equity).

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the third quarter. As a result of the Company’s merger with FelCor, the Company’s third quarter dividend was prorated into two separate periods. A prorated dividend in the amount of $0.22 per common share of beneficial interest was paid on September 15, 2017, to shareholders of record as of August 30, 2017, and a prorated dividend in the amount of $0.11 per common share of beneficial interest was paid on October 13, 2017, to shareholders of record as of September 29, 2017.

The Company declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares ("Series A Preferred Shares"). The dividend was paid on October 31, 2017, to shareholders of record as of September 29, 2017.

Share Buyback
For the three and nine months ended September 30, 2017, the Company repurchased 0.1 million common shares for $2.6 million at an average price of $21.31. As of September 30, 2017, the Company's authorized share buyback program had a remaining capacity of $198.9 million.

2017 Outlook
The Company’s outlook has been updated to reflect the merger and includes all hotels owned as of September 30, 2017. The updated outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2017 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating guidance for RevPAR growth, Hotel EBITDA Margin, and Consolidated Hotel EBITDA, includes results for periods prior to the Company's ownership. Pro forma Hotel EBITDA guidance for the year includes approximately $158.2 million of prior ownership Hotel
EBITDA for the recently acquired FelCor hotels that are not included in the Company's Adjusted EBITDA or Adjusted FFO. Pro forma statistics do not include the Company's ownership interest in one fully unconsolidated joint venture.

For the fourth quarter 2017, the Company is issuing guidance as follows:

Current Outlook
Pro forma RevPAR growth	+0.5% to +2.0%
Pro forma Consolidated Hotel EBITDA	$136.0M to $140.0M
Corporate Cash General & Administrative	$10.0M to $12.0M

For the full year 2017, the Company is issuing guidance as follows:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth	-1.25% to -0.75%	-2.0% to -1.0%
Pro forma Hotel EBITDA Margin	32.0% to 32.5%	34.5% to 35.0%
Pro forma Consolidated Hotel EBITDA	$606.0M to $610.0M	$375.0M to $385.0M
Corporate Cash General & Administrative	$30.0M to $32.0M	$27.5M to $28.5M

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 9, 2017, at 10:00 a.m. (Eastern Time). On the call, management will discuss the third quarter results as well as provide an update on the merger integration and related initiatives. The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call.

Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company's portfolio consists of 158 hotels with approximately 31,180 rooms located in 26 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the
Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, Chief Operating Officer and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, (5) Hotel EBITDA, and (6) Hotel EBITDA Margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts
(“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results.

In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The
Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain items that the Company considers outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO, and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items. The Company has excluded the amortization of share-based compensation, non-cash gain or loss on the sale of assets, and certain non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses. The Company excludes hurricane-related costs not reimbursed by insurance, property-level severance costs, debt modification and extinguishment costs, and other income and expenses outside the normal course of operations.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of its third-party management companies.

Pro forma Consolidated Hotel EBITDA includes unadjusted prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
Hotels acquired during the three months ended September 30, 2017 are noted below:

•	DoubleTree Suites by Hilton Austin acquired in August 2017

•	DoubleTree Suites by Hilton Orlando - Lake Buena Vista acquired in August 2017

•	Embassy Suites Atlanta - Buckhead acquired in August 2017

•	Embassy Suites Birmingham acquired in August 2017

•	Embassy Suites Boston - Marlborough acquired in August 2017

•	Embassy Suites Dallas - Love Field acquired in August 2017

•	Embassy Suites Deerfield Beach - Resort & Spa acquired in August 2017

•	Embassy Suites Fort Lauderdale 17th Street acquired in August 2017

•	Embassy Suites Los Angeles - International Airport/South acquired in August 2017

•	Embassy Suites Mandalay Beach - Hotel & Resort acquired in August 2017

•	Embassy Suites Miami - International Airport acquired in August 2017

•	Embassy Suites Milpitas Silicon Valley acquired in August 2017

•	Embassy Suites Minneapolis - Airport acquired in August 2017

•	Embassy Suites Myrtle Beach - Oceanfront Resort acquired in August 2017

•	Embassy Suites Napa Valley acquired in August 2017

•	Embassy Suites Orlando - International Drive South/Convention Center acquired in August 2017

•	Embassy Suites Phoenix - Biltmore acquired in August 2017

•	Embassy Suites San Francisco Airport - South San Francisco acquired in August 2017

•	Embassy Suites San Francisco Airport - Waterfront acquired in August 2017

•	Embassy Suites Secaucus - Meadowlands acquired in August 2017

•	Hilton Myrtle Beach Resort acquired in August 2017

•	Holiday Inn San Francisco - Fisherman's Wharf acquired in August 2017

•	San Francisco Marriott Union Square acquired in August 2017

•	Sheraton Burlington Hotel & Conference Center acquired in August 2017

•	Sheraton Philadelphia Society Hill Hotel acquired in August 2017

•	The Fairmont Copley Plaza, Boston acquired in August 2017

•	The Knickerbocker, New York acquired in August 2017

•	The Mills House Wyndham Grand Hotel, Charleston acquired in August 2017

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club acquired in August 2017

•	Wyndham Boston Beacon Hill acquired in August 2017

•	Wyndham Houston - Medical Center Hotel & Suites acquired in August 2017

•	Wyndham New Orleans - French Quarter acquired in August 2017

•	Wyndham Philadelphia Historic District acquired in August 2017

•	Wyndham Pittsburgh University Center acquired in August 2017

•	Wyndham San Diego Bayside acquired in August 2017

•	Wyndham Santa Monica At the Pier acquired in August 2017

Pro forma adjustments: Sold hotels
Hotels sold during the year ended December 31, 2016, are noted below:

•	Holiday Inn Express Merrillville was sold in February 2016

•	SpringHill Suites Bakersfield was sold in November 2016

•	Hilton Garden Inn New York 35th Street was sold in December 2016

•	Hilton New York Fashion District was sold in December 2016

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Investment in hotel properties, net	$5,977,524	$3,367,776
Investment in unconsolidated joint ventures	24,959	—
Cash and cash equivalents	421,181	456,672
Restricted cash reserves	78,343	67,206
Hotel and other receivables, net of allowance of $614 and $182, respectively	70,818	26,018
Deferred income tax asset, net	68,642	44,614
Intangible assets, net	151,098	898
Prepaid expense and other assets	72,498	60,209
Total assets	$6,865,063	$4,023,393
Liabilities and Equity
Debt, net	$2,885,739	$1,582,715
Accounts payable and other liabilities	273,315	137,066
Deferred income tax liability	11,430	11,430
Advance deposits and deferred revenue	34,532	11,975
Accrued interest	16,305	3,444
Distributions payable	26,495	41,486
Total liabilities	3,247,816	1,788,116
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266 at September 30, 2017	366,936	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 174,913,606 and 124,364,178 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	1,749	1,244
Additional paid-in capital	3,206,193	2,187,333
Accumulated other comprehensive income (loss)	677	(4,902)
(Distributions in excess of net earnings) retained earnings	(25,326)	38,249
Total shareholders’ equity	3,550,229	2,221,924
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	11,125	5,973
Noncontrolling interest in the Operating Partnership	11,463	7,380
Total noncontrolling interest	22,588	13,353
Preferred equity in a consolidated joint venture, liquidation value of $45,401 at September 30, 2017	44,430	—
Total equity	3,617,247	2,235,277
Total liabilities and equity	$6,865,063	$4,023,393

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Revenue
Operating revenue
Room revenue	$292,046	$260,659	$770,751	$777,211
Food and beverage revenue	35,580	26,001	91,392	82,602
Other revenue	13,629	9,599	31,628	28,729
Total revenue	$341,255	$296,259	$893,771	$888,542
Expense
Operating expense
Room expense	$69,380	$59,671	$176,523	$173,783
Food and beverage expense	27,061	19,135	66,458	59,477
Management and franchise fee expense	29,571	29,607	86,110	90,869
Other operating expense	78,120	62,162	195,000	184,133
Total property operating expense	204,132	170,575	524,091	508,262
Depreciation and amortization	45,231	40,953	122,136	122,532
Property tax, insurance and other	23,618	20,575	60,929	60,032
General and administrative	9,506	7,215	28,757	23,522
Transaction costs	32,607	98	36,923	257
Total operating expense	315,094	239,416	772,836	714,605
Operating income	26,161	56,843	120,935	173,937
Other income	110	112	323	86
Interest income	1,157	430	2,306	1,240
Interest expense	(19,650)	(14,552)	(48,527)	(44,233)
Gain on settlement of investment in loan	2,670	—	2,670	—
Income before equity in income from unconsolidated joint ventures	10,448	42,833	77,707	131,030
Equity in income from unconsolidated joint ventures	57	—	57	—
Income before income tax expense	10,505	42,833	77,764	131,030
Income tax expense	(6,375)	(1,439)	(9,362)	(5,397)
Income from operations	4,130	41,394	68,402	125,633
Loss on sale of hotel properties	(19)	(5)	(49)	(155)
Net income	4,111	41,389	68,353	125,478
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(32)	(32)	5	(7)
Noncontrolling interest in the Operating Partnership	(43)	(183)	(318)	(553)
Preferred distributions from a consolidated joint venture	(122)	—	(122)	—
Net income attributable to RLJ	3,914	41,174	67,918	124,918
Preferred dividends	(2,093)	—	(2,093)	—
Net income attributable to common shareholders	$1,821	$41,174	$65,825	$124,918
Basic per common share data:
Net income per share attributable to common shareholders	$0.01	$0.33	$0.50	$1.00
Weighted-average number of common shares	140,249,961	123,621,323	129,317,120	123,635,010
Diluted per common share data:
Net income per share attributable to common shareholders	$0.01	$0.33	$0.50	$1.00
Weighted-average number of common shares	140,307,269	123,836,452	129,399,177	123,859,753

Note:
The Statements of Comprehensive Income and corresponding notes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Net income	$4,111	$41,389	$68,353	$125,478
Preferred dividends	(2,093)	—	(2,093)	—
Preferred distributions - consolidated joint venture	(122)	—	(122)	—
Depreciation and amortization	45,231	40,953	122,136	122,532
Loss on sale of hotel properties	19	5	49	155
Noncontrolling interest in consolidated joint ventures	(32)	(32)	5	(7)
Adjustments related to consolidated joint ventures (1)	(46)	(39)	(109)	(116)
Adjustments related to unconsolidated joint ventures (2)	193	—	193	—
FFO	47,261	82,276	188,412	248,042
Transaction costs	32,607	98	36,923	257
Gain on settlement of investment in loan	(2,670)	—	(2,670)	—
Amortization of share-based compensation	2,495	1,921	7,964	3,935
Non-cash income tax expense	5,711	1,189	7,972	4,217
Loan related costs (3)	—	—	—	1,247
Other expenses (income) (4)	1,116	(82)	1,116	604
Adjusted FFO	$86,520	$85,402	$239,717	$258,302

Adjusted FFO per common share and unit-basic	$0.61	$0.69	$1.85	$2.08
Adjusted FFO per common share and unit-diluted	$0.61	$0.69	$1.84	$2.08

Basic weighted-average common shares and units outstanding (5)	140,879	124,180	129,900	124,257
Diluted weighted-average common shares and units outstanding (5)	140,936	124,395	129,982	124,482

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint ventures.
(2)  Includes depreciation and amortization expense of unconsolidated joint ventures.
(3) Represents debt modification costs.
(4) Represents income and expenses outside of the normal course of operations, including hurricane-related costs that are not reimbursed by insurance and property-level severance costs.
(5)  Includes 0.6 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2017 and 2016, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Net income	$4,111	$41,389	$68,353	$125,478
Depreciation and amortization	45,231	40,953	122,136	122,532
Interest expense, net (1)	18,873	14,546	47,589	44,214
Income tax expense	6,375	1,439	9,362	5,397
Noncontrolling interest in consolidated joint ventures	(32)	(32)	5	(7)
Adjustments related to consolidated joint ventures (2)	(59)	(39)	(121)	(116)
Adjustments related to unconsolidated joint ventures (3)	236	—	236	—
EBITDA	74,735	98,256	247,560	297,498
Noncontrolling interest in preferred distributions to consolidated joint venture	(6)	—	(6)	—
Transaction costs	32,607	98	36,923	257
Loss on sale of hotel properties	19	5	49	155
Gain on settlement of investment in loan	(2,670)	—	(2,670)	—
Amortization of share-based compensation	2,495	1,921	7,964	3,935
Loan related costs (4)	—	—	—	924
Other expenses (income) (5)	1,116	(82)	1,116	604
Adjusted EBITDA	108,296	100,198	290,936	303,373
General and administrative (6)	7,011	5,294	20,794	19,078
Operating results from noncontrolling interest in joint venture	(145)	71	(120)	123
Other corporate adjustments	290	(346)	(66)	(968)
Consolidated Hotel EBITDA	115,452	105,217	311,544	321,606
Pro forma adjustments - income from sold hotels	(62)	(4,893)	(311)	(12,125)
Pro forma adjustments - income from prior ownership of acquired hotels (7)	43,583	68,296	158,229	188,427
Pro forma Consolidated Hotel EBITDA	158,973	168,620	469,462	497,908
Pro forma Hotel EBITDA	$158,973	$168,620	$469,462	$497,908

Note:
(1) Excludes amounts attributable to investment in loans of $0.4 million and $1.4 million for the three and nine months ended September 30,
2017, respectively, and $0.4 million and $1.2 million for the three and nine months ended September 30, 2016, respectively.
(2) Includes interest, depreciation, and amortization expense allocated to the noncontrolling interest in joint ventures.
(3) Includes interest, depreciation, and amortization expense of unconsolidated joint ventures.
(4) Represents debt modification costs.
(5) Represents income and expenses outside of the normal course of operations, including hurricane-related costs that are not reimbursed by insurance and property-level severance costs.
(6) General and administrative expenses exclude amortization of share-based compensation and other non-recurring expenses reflected in Adjusted EBITDA.
(7) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Total revenue	$341,255	$296,259	$893,771	$888,542
Pro forma adjustments - revenue from sold hotels	(5)	(14,812)	(17)	(40,706)
Pro forma adjustments - revenue from prior ownership of acquired hotels (1)	140,076	208,189	534,154	605,584
Other corporate adjustments / non-hotel revenue	(519)	(11)	(549)	(41)
Pro forma Hotel Revenue	$480,807	$489,625	$1,427,359	$1,453,379

Pro forma Hotel EBITDA	$158,973	$168,620	$469,462	$497,908

Pro forma Hotel EBITDA Margin	33.1%	34.4%	32.9%	34.3%

(1) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of September 30, 2017 (2)
Secured Debt
Scotiabank - 1 hotel	4	Nov 2018	Floating	4.23%	$85,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	4.03%	150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (3)	4.04%	144,000
Wells Fargo - 1 hotel	10	Jun 2022	Fixed	5.25%	32,201
PNC - 3 hotels	10	Oct 2022	Fixed	4.95%	84,780
Wells Fargo - 1 hotel	10	Oct 2022	Fixed	4.95%	33,636
Prudential - 1 hotel	10	Oct 2022	Fixed	4.94%	29,715
PNC - 5 hotels	5	Mar 2023	Floating	3.33%	85,000
Senior Secured Notes - 9 hotels	10	Mar 2023	Fixed	5.63%	525,000
Weighted-Average / Secured Total				4.86%	$1,169,332

Unsecured Debt
Revolver (4)	4	Apr 2021	Floating	2.73%	$—
$400 Million Term Loan Maturing 2019	5	Mar 2019	Floating (3)	2.72%	400,000
$225 Million Term Loan Maturing 2019	7	Nov 2019	Floating (3)	4.04%	225,000
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(5)	3.00%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.43%	150,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	475,000
Weighted-Average / Unsecured Total				3.98%	$1,650,000

Weighted-Average / Gross Debt				4.34%	$2,819,332

Note:
(1) Interest rates as of September 30, 2017.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) There is $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.30% annually.
(5) Reflects interest rate swap on $350.0 million.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$14,136
San Francisco Marriott Union Square	San Francisco, CA	400	11,333
Wyndham San Diego Bayside	San Diego, CA	600	10,503
The Vinoy Renaissance St. Petersburg Resort & Golf Club	St Petersburg, FL	361	10,041
The Knickerbocker Hotel New York	New York, NY	330	10,032
The Fairmont Copley Plaza, Boston	Boston, MA	383	9,549
DoubleTree Metropolitan Hotel New York City	New York, NY	764	9,378
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	9,307
Wyndham Boston Beacon Hill	Boston, MA	304	9,268
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	9,116
Courtyard Austin Downtown Convention Center	Austin, TX	270	9,039
Courtyard Portland City Center	Portland, OR	256	8,684
The Mills House Wyndham Grand Hotel, Charleston	Charleston, SC	216	8,150
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	8,150
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	8,148
DoubleTree Grand Key Resort	Key West, FL	216	7,783
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	7,688
Hilton Myrtle Beach Resort	Myrtle Beach, SC	385	7,534
Wyndham New Orleans - French Quarter	New Orleans, LA	374	7,354
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	7,332
Embassy Suites Napa Valley	Napa, CA	205	7,284
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	6,992
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	6,647
Sheraton Philadelphia Society Hill Hotel	Philadelphia, PA	364	6,536
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,535
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,467
Embassy Suites Myrtle Beach - Oceanfront Resort	Myrtle Beach, SC	255	6,463
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,440
Courtyard San Francisco	San Francisco, CA	166	6,410
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,407
DoubleTree Suites by Hilton Austin	Austin, TX	188	6,323
Embassy Suites Boston Waltham	Waltham, MA	275	6,247
Wyndham Santa Monica At the Pier	Santa Monica, CA	132	6,227
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,129
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,971
Courtyard Waikiki Beach	Honolulu, HI	403	5,935
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,868
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	5,842
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	5,838
Holiday Inn San Francisco - Fisherman's Wharf	San Francisco, CA	585	5,631
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	5,328
Courtyard Charleston Historic District	Charleston, SC	176	5,267
Embassy Suites Los Angeles Downey	Downey, CA	220	5,252
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	5,164
Hilton Cabana Miami Beach	Miami Beach, FL	231	5,141
Homewood Suites Washington DC Downtown	Washington, DC	175	5,000
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,998
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,926
Hyatt House Santa Clara	Santa Clara, CA	150	4,920
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	4,844
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,843
Embassy Suites Irvine Orange County	Irvine, CA	293	4,791
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,720
Sheraton Burlington Hotel & Conference Center	South Burlington, VT	309	4,453
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,378
Embassy Suites Minneapolis - Airport	Bloomington, MN	310	4,367
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,320
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,199
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	4,028
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,022
Top 60 Assets		17,317	403,678
Other (98 Assets)		13,865	210,725
Total Portfolio		31,182	$614,403
Note: For the trailing twelve months ended September 30, 2017. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Amounts in thousands, except rooms. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics

For the three months ended September 30, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Northern California	14	90.2%	91.0%	(0.9)%	$232.75	$233.51	(0.3)%	$209.97	$212.55	(1.2)%
Southern California	9	90.4%	88.4%	2.3%	193.64	189.67	2.1%	175.12	167.67	4.4%
South Florida	13	79.1%	80.7%	(2.0)%	132.82	129.78	2.3%	105.00	104.69	0.3%
Austin	14	74.0%	75.4%	(1.8)%	144.28	150.98	(4.4)%	106.83	113.80	(6.1)%
Denver	13	85.9%	87.0%	(1.2)%	152.37	148.07	2.9%	130.95	128.82	1.7%
Washington, DC	8	82.5%	83.0%	(0.6)%	170.34	174.37	(2.3)%	140.53	144.77	(2.9)%
Houston	11	70.1%	66.5%	5.3%	135.10	133.09	1.5%	94.66	88.55	6.9%
Chicago	14	76.1%	78.1%	(2.6)%	148.03	157.76	(6.2)%	112.60	123.15	(8.6)%
Louisville	5	69.1%	71.3%	(3.1)%	140.20	137.73	1.8%	96.94	98.27	(1.4)%
New York City	5	93.2%	92.7%	0.5%	236.15	245.95	(4.0)%	220.11	227.99	(3.5)%
Other	52	78.2%	79.2%	(1.3)%	166.82	170.92	(2.4)%	130.53	135.43	(3.6)%
Total	158	80.9%	81.4%	(0.7)%	$173.66	$175.82	(1.2)%	$140.44	$143.19	(1.9)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Focused-Service	102	80.1%	81.1%	(1.3)%	$158.03	$160.05	(1.3)%	$126.53	$129.85	(2.6)%
Compact Full-Service	49	83.4%	82.3%	1.4%	184.27	187.35	(1.6)%	153.72	154.16	(0.3)%
Full-Service	7	72.1%	78.8%	(8.5)%	205.63	202.87	1.4%	148.25	159.87	(7.3)%
Total	158	80.9%	81.4%	(0.7)%	$173.66	$175.82	(1.2)%	$140.44	$143.19	(1.9)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Upper Upscale	49	79.8%	79.8%	(0.1)%	$175.27	$176.92	(0.9)%	$139.84	$141.23	(1.0)%
Upscale	90	81.5%	82.8%	(1.5)%	164.65	166.72	(1.2)%	134.25	138.07	(2.8)%
Upper Midscale	16	81.5%	81.2%	0.4%	169.01	174.69	(3.3)%	137.80	141.82	(2.8)%
Other	3	85.5%	85.7%	(0.1)%	307.31	311.02	(1.2)%	262.87	266.42	(1.3)%
Total	158	80.9%	81.4%	(0.7)%	$173.66	$175.82	(1.2)%	$140.44	$143.19	(1.9)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Residence Inn	29	82.3%	82.7%	(0.5)%	$148.35	$148.86	(0.3)%	$122.07	$123.05	(0.8)%
Courtyard	24	80.6%	82.6%	(2.4)%	167.92	170.94	(1.8)%	135.39	141.21	(4.1)%
Embassy Suites	24	82.4%	81.1%	1.5%	175.40	175.34	0.0%	144.45	142.22	1.6%
Hyatt House	11	84.9%	84.5%	0.4%	177.00	175.60	0.8%	150.23	148.47	1.2%
Hilton Garden Inn	8	75.1%	76.9%	(2.4)%	157.53	159.65	(1.3)%	118.23	122.76	(3.7)%
SpringHill Suites	8	73.6%	76.5%	(3.8)%	130.89	131.36	(0.4)%	96.33	100.46	(4.1)%
Wyndham	8	83.2%	80.3%	3.6%	176.21	179.56	(1.9)%	146.54	144.14	1.7%
Fairfield Inn & Suites	7	78.1%	80.1%	(2.6)%	146.63	154.55	(5.1)%	114.45	123.85	(7.6)%
Hampton Inn	7	79.1%	76.5%	3.3%	139.09	141.44	(1.7)%	109.99	108.25	1.6%
Marriott	6	73.7%	76.7%	(3.8)%	187.87	187.85	0.0%	138.51	144.04	(3.8)%
DoubleTree	5	88.3%	89.1%	(0.9)%	193.09	201.31	(4.1)%	170.56	179.36	(4.9)%
Renaissance	4	73.2%	78.9%	(7.3)%	166.84	168.97	(1.3)%	122.05	133.37	(8.5)%
Hyatt Place	3	86.0%	89.4%	(3.8)%	180.93	184.34	(1.8)%	155.57	164.84	(5.6)%
Homewood Suites	2	84.2%	86.3%	(2.4)%	181.25	180.19	0.6%	152.62	155.48	(1.8)%
Hilton	2	78.7%	83.9%	(6.2)%	177.96	169.32	5.1%	140.08	142.11	(1.4)%
Hyatt	2	79.1%	74.3%	6.5%	174.05	189.68	(8.2)%	137.74	140.93	(2.3)%
Other	8	82.4%	83.2%	(0.9)%	233.79	242.47	(3.6)%	192.74	201.62	(4.4)%
Total	158	80.9%	81.4%	(0.7)%	$173.66	$175.82	(1.2)%	$140.44	$143.19	(1.9)%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics

For the nine months ended September 30, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Northern California	14	86.3%	88.3%	(2.2)%	$222.77	$226.29	(1.6)%	$192.28	$199.76	(3.7)%
Southern California	9	86.8%	84.7%	2.4%	182.97	179.62	1.9%	158.76	152.21	4.3%
South Florida	13	83.4%	84.6%	(1.5)%	169.31	169.78	(0.3)%	141.16	143.72	(1.8)%
Austin	14	77.6%	79.8%	(2.7)%	166.69	170.17	(2.0)%	129.37	135.79	(4.7)%
Denver	13	78.6%	79.2%	(0.7)%	142.67	140.36	1.6%	112.21	111.21	0.9%
Washington, DC	8	79.4%	78.6%	1.0%	190.31	185.52	2.6%	151.06	145.74	3.7%
Houston	11	70.6%	70.5%	0.1%	146.28	150.97	(3.1)%	103.25	106.40	(3.0)%
Chicago	14	68.8%	69.2%	(0.7)%	143.50	150.89	(4.9)%	98.68	104.44	(5.5)%
Louisville	5	68.4%	75.0%	(8.8)%	160.02	161.91	(1.2)%	109.51	121.49	(9.9)%
New York City	5	88.1%	88.0%	0.1%	219.75	225.72	(2.6)%	193.59	198.58	(2.5)%
Other	52	77.3%	77.8%	(0.7)%	168.38	169.10	(0.4)%	130.11	131.57	(1.1)%
Total	158	79.1%	79.8%	(0.9)%	$176.12	$177.53	(0.8)%	$139.25	$141.70	(1.7)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Focused-Service	102	77.9%	79.2%	(1.6)%	$161.70	$162.96	(0.8)%	$125.99	$129.04	(2.4)%
Compact Full-Service	49	81.9%	81.5%	0.6%	186.27	188.64	(1.3)%	152.59	153.65	(0.7)%
Full-Service	7	70.6%	74.9%	(5.6)%	202.74	199.84	1.4%	143.21	149.59	(4.3)%
Total	158	79.1%	79.8%	(0.9)%	$176.12	$177.53	(0.8)%	$139.25	$141.70	(1.7)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Upper Upscale	49	78.5%	78.9%	(0.5)%	$179.74	$180.95	(0.7)%	$141.08	$142.81	(1.2)%
Upscale	90	79.8%	81.1%	(1.6)%	167.36	168.66	(0.8)%	133.51	136.75	(2.4)%
Upper Midscale	16	78.5%	78.9%	(0.5)%	167.19	171.44	(2.5)%	131.29	135.33	(3.0)%
Other	3	78.1%	75.8%	3.0%	294.08	298.20	(1.4)%	229.67	226.11	1.6%
Total	158	79.1%	79.8%	(0.9)%	$176.12	$177.53	(0.8)%	$139.25	$141.70	(1.7)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Residence Inn	29	79.5%	80.4%	(1.2)%	$154.59	$154.74	(0.1)%	$122.87	$124.48	(1.3)%
Courtyard	24	79.0%	79.7%	(0.9)%	168.42	170.85	(1.4)%	133.00	136.19	(2.3)%
Embassy Suites	24	81.6%	81.4%	0.2%	179.17	179.41	(0.1)%	146.13	146.01	0.1%
Hyatt House	11	82.2%	85.5%	(3.8)%	175.30	173.72	0.9%	144.06	148.46	(3.0)%
Hilton Garden Inn	8	74.5%	76.5%	(2.6)%	161.29	164.63	(2.0)%	120.19	125.94	(4.6)%
SpringHill Suites	8	71.6%	73.9%	(3.2)%	133.54	135.22	(1.2)%	95.57	99.96	(4.4)%
Wyndham	8	79.8%	78.1%	2.2%	175.50	175.69	(0.1)%	140.03	137.15	2.1%
Fairfield Inn & Suites	7	76.7%	78.2%	(1.9)%	165.11	165.60	(0.3)%	126.67	129.46	(2.2)%
Hampton Inn	7	75.5%	76.3%	(1.1)%	142.27	144.44	(1.5)%	107.41	110.23	(2.6)%
Marriott	6	73.2%	77.6%	(5.6)%	197.03	199.27	(1.1)%	144.31	154.68	(6.7)%
DoubleTree	5	89.3%	89.8%	(0.5)%	195.54	199.81	(2.1)%	174.69	179.48	(2.7)%
Renaissance	4	76.3%	77.4%	(1.4)%	184.60	185.80	(0.6)%	140.87	143.77	(2.0)%
Hyatt Place	3	83.3%	86.5%	(3.7)%	184.81	181.09	2.1%	154.02	156.70	(1.7)%
Homewood Suites	2	80.4%	76.5%	5.1%	187.95	188.41	(0.2)%	151.10	144.07	4.9%
Hilton	2	72.4%	74.9%	(3.4)%	175.10	172.96	1.2%	126.73	129.62	(2.2)%
Hyatt	2	79.3%	75.3%	5.3%	186.95	200.00	(6.5)%	148.26	150.69	(1.6)%
Other	8	77.3%	76.5%	1.0%	218.35	224.91	(2.9)%	168.74	172.14	(2.0)%
Total	158	79.1%	79.8%	(0.9)%	$176.12	$177.53	(0.8)%	$139.25	$141.70	(1.7)%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.